                                 EXHIBIT 11

                                Jones & Blouch
                        2100 PENNSYLVANIA AVENUE, N.W.
                            WASHINGTON, D.C. 20037
                                (202) 223-3500



                                                                     May 4, 1995



The Board of Directors
The Manufacturers Life Insurance
    Company of America
500 N. Woodward Avenue
Bloomfield Hills, MI 48304


Dear Sirs:

    We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in post-effective amendment No. 18 to the registration statement on Form S-6 of Separate Account Four of The Manufacturers Life Insurance company of America, File No. 33-13774, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


                               Very truly yours,

                               Jones & Blouch

                               Jones & Blouch